AGENCY AGREEMENT

November 4, 2004

Apollo Gold Corporation
4601 DTC Blvd.
Suite 750
Denver, Colorado
U.S.A. 80237-2571

Attention: R. David Russell, CEO

Dear Sirs:

In furtherance of an agreement among Apollo Gold Corporation (the "**Corporation**") and Regent Mercantile Bancorp Inc. ("**Regent**" or the "**Agent**") dated as of October 7, 2004 (the "**Letter Agreement**"), the Agent hereby agrees to act as agent for sale by way of a private placement, on a best efforts basis, of up to US$12,500,000 in principal amount of special notes (the "**Special Notes**") at a price of US$8,745,249.75 for each US$1,000 of Special Note and up to US$4,500,000 of special warrants (the "**Special Warrants**") at a price of US$1,745,000.75 for each Special Warrant exercisable for one Unit (as defined below) to raise up to US$17,000,000 (the "**Offering**"). In the event that the aggregate amount of the Offering at Closing (as defined below) is less than US$17,000,000, the Corporation will provide to the Agent an over-allotment option (the "**Over-Allotment Option**") to sell the remaining unsold portion of the Offering until December 8, 2004, unless the Prospectus (as defined below) is filed earlier, in which case the Over-Allotment Option expires one Business Day (defined below) prior to such filing date of the Prospectus, subject to the limitations on the principal amounts of Special Notes and Special Warrants as set out above and subject to an aggregate maximum of US$17,000,000. The provisions in respect of the calculation of the Agent Fees (as defined below) and of the Compensation Options (as defined below), as set out in **Section 2(a)** and **Section 2(d)**, will apply to the Over-Allotment Option at the time of closing of the Over-Allotment Option. The Special Notes and Special Warrants (together, the "**Offered Securities**") will, subject to certain provisions described herein, have the following general characteristics:

(a) Each US$1,000 principal amount of the Special Notes is convertible, with no additional consideration, into US$1,000 principal amount of 12% Series 2004-B secured convertible debentures of the Corporation (the "**Series B Debentures**") and 600 common share purchase warrants (the "**Special Note Warrants**"). The Series B Debentures will have a term of three years, and will bear interest at 12% per annum, calculated monthly, accrued from the date of issuance of the Special Notes, and payable quarterly in arrears. The Series B Debentures are convertible into common shares ("**Debenture Common Shares**") of the Corporation at US$0.75 per share during its term. The Series B Debentures may be repaid in

(b) whole or in part by the Corporation at any time during its term after one year from Closing, provided that the Corporation pays certain premium interest on the Series B Debentures being repaid. Each Special Note Warrant will entitle the holder to purchase one Common Share (a "**Note Warrant Share**") for a three year period from the date of issue at US$0.80 per share.

(c) Each Special Warrant is exercisable into one unit (a "**Unit**") (each Unit consisting of one Common Share (a "**Unit Share**") and 0.6 common share purchase warrants ("**Unit Warrants**"), each whole warrant entitling the holder to purchase one Common Share (a "**Unit Warrant Share**") for a three year period from the date of issue at US$0.80 per Common Share) for no additional consideration by the holders thereof.

It is understood that the sale of the Offered Securities will take place (i) in the Province of Ontario (the "**Offering Provincial Jurisdiction**"); (ii) if deemed necessary by the parties in the United States only in transactions that are exempt from registration under the U.S. Securities Act (as defined herein) and applicable state securities laws; and (iii) in other jurisdictions as may be agreed to by the Corporation, provided that the Corporation is not required to file a prospectus or other disclosure document or become subject to continuing obligations in such other jurisdictions, in each case in accordance with the provisions of this Agreement.

The Corporation agrees it will use its commercially reasonable best efforts to clear a short form prospectus (the "**Prospectus**") in the Offering Provincial Jurisdiction to qualify the distribution of:

(1) the Series B Debentures, the Special Note Warrants and common shares issuable upon the conversion of the Series B Debentures and exercise of the Special Note Warrants;

(2) the Unit Shares, the Unit Warrants and the Unit Warrant Shares; and

(3) the Compensation Warrants and common shares issuable upon the exercise of the Compensation Warrants;

following the closing of the Special Notes and the Special Warrants.

The Corporation agrees it will use its commercially reasonable best efforts (i) to file a Form S-3 registration statement (the "**Registration Statement**") for the resale by the Purchasers, as hereinafter defined, and Regent in the United States of the Debenture Common Shares, the Note Warrant Shares, the Unit Shares, the Unit Warrant Shares and the Compensation Shares (collectively, the "**Underlying Shares**"), by the date 30-days after the Closing Date and (ii) to have the Registration Statement declared effective by the United States Securities and Exchange Commission (the "**SEC**") by the date 120-days after the Closing Date. The Corporation's obligation with respect to registration with the SEC will be setforth in Schedule C – Registration Rights Agreement (the "**Registration Rights Agreement**") to the subscription agreements (the "**Subscription Agreements**") for the Special Notes and the Special Warrants to which each of the Purchasers and the Corporation is a party, which Registration Rights Agreement is attached hereto as **Schedule "G"**, as well as a separate registration rights agreement, in a similar form, with the Agent, as attached hereto as **Schedule "H"**.

In the event the Corporation clears such a Prospectus, the Special Notes will be automatically converted into Series B Debentures and Special Note Warrants; the Special Warrants will be automatically converted into the Units; and the Compensation Option will be automatically converted into Compensation Warrants, all on the fifth business day after a receipt is received from the securities regulatory authority in the Offering Provincial Jurisdiction.

In the event the Corporation fails to clear such a Prospectus in the Offering Provincial Jurisdiction by December 20, 2004,

(1) each US$1,000 principal amount of the Special Notes will be convertible into US$1,000 principal amount of Series B Debentures and 660 Special Note Warrants,

(2) each Special Warrant will be convertible into 1.1 Unit Shares and 0.66 Unit Warrant; and

(3) each Compensation Option will be convertible into that number of Compensation Warrants equal to that number of common shares purchasable by an amount equal to 11% of the gross proceeds raised by the Agent from the sale of the Special Notes and Special Warrants at US$0.75 per share.

On November 4, 2005, all Special Notes and Special Warrants that have not then been converted shall immediately thereafter be automatically converted, at the rates set out in the previous paragraph.

The Corporation agrees to obtain prior to Closing the conditional listing of the Underlying Shares on the Toronto Stock Exchange.

If (i) the Registration Statement is not filed with the SEC by the date 30-days after the Closing Date or (ii) the Registration Statement is not declared effective by the date 120-days after the Closing Date, then, pursuant to the terms of the Investor Right Agreement, the Corporation shall distribute to the Purchasers and the Agent such additional Special Note Warrants, Units Shares, Unit Warrants and Compensation Warrants so that each of them will receive in the aggregate the total amount of such securities that they would have received if the Corporation had failed to clear a Prospectus in the Offering Provincial Jurisdiction by December 20, 2004; provided, that no such additional distribution shall be made to the Purchasers and Regent if the amounts to be received upon conversion of the Special Notes, the Special Warrants and the Compensation Warrants is adjusted on December 20, 2004 as a result of the Corporation failing to clear a Prospectus in the Offering Provincial Jurisdiction by December 20, 2004.

INTERPRETATION

Unless expressly provided otherwise, where used in this Agreement or any schedule hereto, the following terms shall have the following meanings, respectively:

"Affiliates" shall have the meaning in Subsection 1(2) of the *Securities Act* (Ontario);

"Agent" shall have the meaning ascribed thereto in the first paragraph on the first page of this Agreement;

"Agent's Personnel" has the meaning ascribed thereto in **Section 10** of this Agreement;

"**Agent Fees**" shall have the meaning ascribed thereto in **subsection 2(a)** of this Agreement;

"**Agreement**" means this agreement resulting from the acceptance hereof by the Corporation;

"**AMEX**" means the American Stock Exchange;

"**Applicable Securities Laws**" means, collectively, the applicable securities laws of the Offering Jurisdictions, the regulations, rules, rulings and orders made thereunder, the applicable published policy statements issued by the Securities Commissions thereunder and the securities legislation and published policies of such other jurisdiction, the securities laws of which are applicable to the sale of the Offered Securities on the terms and conditions set out in this Agreement;

"**Business Day**" shall mean any day except Saturday, Sunday or a statutory holiday in Toronto, Ontario and Denver, Colorado;

"**Closing**" means the completion of the issue and sale by the Corporation of the Offered Securities pursuant to this Agreement and the Subscription Agreements;

"**Closing Date**" means the date of the Closing, namely November 4, 2004, or such other date as the Agent and the Corporation may agree;

"**Common Shares**" means the common shares in the capital of the Corporation;

"**Compensation Option**" shall have the meaning ascribed thereto in **subsection 2(c)**

"**Compensation Shares**" means the common shares of the Corporation issuable upon the exercise of the Compensation Warrants;

"**Compensation Warrants**" shall have the meaning ascribed thereto in **subsection 2(c)** of this Agreement;

"**Corporation**" means Apollo Gold Corporation;

"**Debenture Common Shares**" has the meaning given on Page 1 hereof;

"**Disclosure Documents**" means, collectively, all of the documentation which has been filed by or on behalf of the Corporation or any predecessor thereto since December 31, 2001 with the relevant securities regulatory authorities pursuant to the requirements of Applicable Securities Laws, including all press releases and financial statements filed on SEDAR and all filings with the SEC;

"**Engagement Letter**" shall have the meaning ascribed thereto in the first paragraph of this Agreement;

"**Exchange**" means the Toronto Stock Exchange;

"**Financial Statements**" shall have the meaning ascribed thereto in **subsection 4(aa)** of this Agreement;

"**Gross Proceeds**" means the gross proceeds raised from the sale of the Offered Securities;

"**Hazardous Substances**" shall have the meaning ascribed thereto in **subsection 4(gg)** of this Agreement;

"**Indemnified Party**" shall have the meaning ascribed thereto in **Section 10** of this Agreement;

"**Letter Agreement**" shall have the meaning ascribed thereto in the first paragraph of this Agreement;

"**Material Agreement**" shall have the meaning ascribed thereto in **subsection 4(m)** of this Agreement;

"**material change**" means a material change for the purposes of the Applicable Securities Laws or any of them or where undefined under the Applicable Securities Laws of a jurisdiction means a change in the business, operations or capital of the Corporation that would reasonably be expected to have a significant effect on the market price or value of any of the Corporation's securities and includes a decision to implement such a change made by the Corporation's board of directors or by senior management of the Corporation who believe that confirmation of the decision by the board of directors is probable;

"**material fact**" means a material fact for the purposes of the Applicable Securities Laws or any of them or where undefined under the Applicable Securities Laws of a jurisdiction means a fact that significantly affects, or would reasonably be expected to have a significant effect on, the market price or value of the Corporation's securities;

"**misrepresentation**" means a misrepresentation for the purposes of the Applicable Securities Laws or any of them or where undefined under the Applicable Securities Laws of a jurisdiction means (i) an untrue statement of a material fact, or (ii) an omission to state a material fact that is required to be stated or that is necessary to make a statement that is not misleading in light of the circumstances in which it was made;

"**Note Warrant Share**" has the meaning given on Page 1 hereof;

"**Offered Securities**" has the meaning given on Page 1 hereof;

"**Offering**" has the meaning given on Page 1 hereof;

"**Offering Provincial Jurisdiction**" has the meaning given on Page 2 hereof;

"**Offering Jurisdictions**" means the Offering Provincial Jurisdiction, Canada, the United States, the states of the United States where Offered Securities are being sold and any other jurisdiction in which Offered Securities are sold;

"**Over-Allotment Option**" has the meaning given on Page 1 hereof;

"**person**" includes any individual, corporation, limited partnership, general partnership, joint stock company or association, joint venture association, company, trust, bank, trust company,

land trust, investment trust, society or other entity, organization, syndicate, whether incorporated or not, trustee, executor or other legal personal representative, and governments and agencies and political subdivisions thereof;

"Private Placement Exemptions" means (i) in respect of Ontario, the "accredited investor" exemption under section 2.3 of Ontario Securities Commission Rule 45-501 - *Exempt Distributions*; (ii) in respect of British Columbia and Alberta the "accredited investor" exemption under section 5.1 of Multilateral Instrument 45-103 – *Capital Raising Exemptions*; and (iii) in respect of the Offering Provincial Jurisdiction other than Ontario, the threshold exemptions available under Applicable Securities Laws of such Offering Provincial Jurisdiction;

"Prospectus" has the meaning given on Page 2 hereof;

"Purchasers" means, collectively or individually, those persons or companies who are purchasing the Offered Securities as contemplated herein;

"Registration Statement" has the meaning given on Page 3 hereof;

"Regulation D" means Regulation D promulgated by the SEC pursuant to the U.S. Securities Act;

"Regulation S" means Regulation S promulgated by the SEC pursuant to the U.S. Securities Act;

"SEC" means the United States Securities and Exchange Commission;

"Series B Debentures" has the meaning given on Page 1 hereof;

"Securities Commissions" means the applicable securities regulatory authorities in the Offering Jurisdictions;

"Significant Interest Companies" means those companies in which the Corporation holds 10% or more of the outstanding voting securities;

"Special Note Warrants" has the meaning given on Page 1 hereof;

"Special Notes" has the meaning given on Page 1 hereof;

"Special Warrants" has the meaning given on Page 1 hereof;

"Subscription Agreements" means the subscription agreements to be entered into between the respective Purchasers and the Corporation in respect of the Offering;

"Subsidiaries" means, collectively, the subsidiaries of the Corporation the particulars of which are set out in **<u>subsection 4(c)</u>** hereof and **"Subsidiary"** means any one of them;

"Time of Closing" means 10:00 a.m. (Toronto time) on the Closing Date or such other time on the Closing Date as the Corporation and the Agent may agree;

"Transfer Agent" means CIBC Mellon Trust Company;

"Unit" has the meaning given on Page 1 hereof;

"Unit Share" has the meaning given on Page 1 hereof;

"Unit Warrant Share" has the meaning given on Page 1 hereof;

"United States" means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia;

"U.S. Securities Act" means the *United States Securities Act* of 1933, as amended; and

"Work Fee" has the meaning given in **subsection 2(c)**.

The division of this Agreement into sections, subsections, paragraphs and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. Unless something in the subject matter or context is inconsistent therewith, references herein to sections, subsections, paragraphs and other subdivisions are to sections, subsections, paragraphs and other subdivisions of this Agreement. Unless otherwise expressly provided, all amounts expressed herein in terms of money refer to lawful currency of Canada and all payments to be made hereunder shall be made in such currency.

If any provision of this Agreement shall be adjudged by a competent authority to be invalid or for any reason unenforceable, such invalidity or unenforceability shall not affect the validity, enforceability or operation of any other provision herein.

The following are the schedules attached to this Agreement, which schedules are deemed to be a part hereof and are hereby incorporated by reference herein:

Schedule "A" - Procedures for United States Offers and Sales

Schedule "B" - List of Options, Warrants and Other Convertible Securities

Schedule "C" – List of Subsidiaries

Schedule "D" - Exceptions to Representations and Warranties of the Corporation

Schedule "E" – Interest of Insiders in Material Transactions

Schedule "F" – Permitted Encumbrances

Schedule "G" – Registration Rights Agreement

Schedule "H" – Regent Registration Rights Agreement

1. **Nature of Transaction**

(a) Each Canadian Purchaser shall purchase Offered Securities under a Private Placement Exemption. The Agent will notify the Corporation with respect to the identity of any Purchaser as soon as practicable and with a view to leaving sufficient time to allow the Corporation to secure compliance with all relevant regulatory requirements of the applicable Offering Jurisdictions relating to the sale of the Offered Securities and, in any event not later than 12:00 p.m. (Toronto time) on the day before the Closing Date. The Corporation undertakes to file or cause to be filed all forms or undertakings required to be filed by the Corporation and to pay all filing fees in connection with the purchase and sale of the Offered Securities so that the distribution of such securities may lawfully occur without the necessity of filing a prospectus or an offering memorandum in Canada or comparable document elsewhere. The Agent undertakes to use commercially reasonable efforts to cause Purchasers to complete any forms required by Applicable Securities Laws if so required.

(b) Any offer and sale of Offered Securities in the United States or to, or for the account or benefit of, any U.S. person (such term being used in this Agreement as defined in Regulation S) shall be made in accordance with the terms and conditions set out in **Schedule "A"** to this Agreement. The Corporation and the Agent shall to comply with the terms and conditions set out herein.

(c) It is understood and agreed that the Agent may arrange for Purchasers of the Offered Securities in jurisdictions other than Canada and the United States, on a private placement basis, provided that the sale of such Offered Securities in such other jurisdiction does not contravene the Applicable Securities Laws of such other jurisdiction or of the United States and Canada and provided that such sale does not trigger (i) any obligation to prepare and file a prospectus or similar disclosure document, or any other report with respect to such purchase in such other jurisdiction, or (ii) any registration or other obligation on the part of the Corporation in such other jurisdictions including but not limited to any continuing obligation in such other jurisdictions.

(d) Pursuant to Multilateral Instrument 45-102 – *Resale of Securities* and as each Offered Security is a "security" being sold by a "domestic issuer" pursuant to Regulation S or is being sold in the United States pursuant to Regulation D, the certificates representing the Offered Securities, the Underlying Shares, the Series B Debentures, the Special Note Warrants, the Units, the Unit Warrants, the Compensation Option and the Compensation Warrants delivered at Closing or thereafter issued by the Corporation or its agents shall contain legends in substantially the form and in all respects materially similar to the following:

"UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE MARCH 5, 2005."

"THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A ADOPTED UNDER THE SECURITIES ACT); (B) IT IS AN ACCREDITED INVESTOR (AS DEFINED IN REGULATION D UNDER THE SECURITIES ACT); OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S ADOPTED UNDER THE SECURITIES ACT; (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR THE COMMON SHARES ISSUABLE UPON CONVERSION OF SUCH SECURITY, EXCEPT (A) TO THE ISSUER OR A SUBSIDIARY THEREOF; (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A ADOPTED UNDER THE SECURITIES ACT (IF AVAILABLE); (C) TO PERSONS OTHER THAN U.S. PERSONS OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT; (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 ADOPTED UNDER THE SECURITIES ACT OR ANOTHER AVAILABLE EXEMPTION UNDER THE SECURITIES ACT (IF AVAILABLE); OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (3) AGREES THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS SECURITY, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY BE REQUIRED PURSUANT TO THE INDENTURE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. IN ANY CASE, THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY OR ANY COMMON SHARES ISSUABLE UPON CONVERSION OF SUCH SECURITY, EXCEPT AS PERMITTED BY THE SECURITIES ACT."

(e) The Agent acknowledges that, in addition to the other legends required by this Agreement, the Special Warrants, the Special Note Warrants, the Unit Warrants and the Compensation Warrants shall contain the following legend:

THIS WARRANT HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS

AMENDED (THE "1933 ACT"). THE SECURITIES TO BE ISSUED UPON EXERCISE OF THIS WARRANT WERE NOT INITIALLY REGISTERED AND MAY OR MAY NOT HAVE BEEN REGISTERED FOR RESALE UNDER THE 1933 ACT. THIS WARRANT MAY NOT BE EXERCISED BY OR ON BEHALF OF ANY U.S. PERSON, AS SUCH TERM IS DEFINED IN REGULATION S PROMULGATED PURSUANT TO THE 1933 ACT, UNLESS REGISTERED UNDER THE 1933 ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

(f) The Agent acknowledges that the certificates representing the Compensation Warrants and the Compensation Shares and all certificates issued in exchange or substitution thereof, will bear a legend in substantially the following form as long as either of the legends referred to in **Subsections 1(d) or 1(e)** above remains on such certificate:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE; HOWEVER, THE SAID SECURITIES CAN NOT BE TRADED THROUGH THE FACILITIES OF SUCH EXCHANGE SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON THE TORONTO STOCK EXCHANGE."

2. **Agent's Compensation**

(a) In consideration for the performance of its obligations hereunder, the Corporation shall, subject to the provisions of this Agreement, pay to the Agent an agent fee (the "**Agent Fees**") equal to 6.5% of the Gross Proceeds. In the event that Cornell Capital Partners LP ("**Cornell**") subscribe for the Offering, the Agent's fees shall be reduced to 3.25% in respect of subscriptions received from Cornell.

(b) The Agent may retain one or more registered securities brokers or investment dealers to act as selling agent in connection with the sale of the Offered Securities but the compensation payable to such selling agents shall be the sole responsibility of the Agent, and only as permitted by and in compliance with all Applicable Securities Laws, upon the terms and conditions set forth in this Agreement and will require each such selling agent to so agree.

(c) As additional consideration for the performance of their obligations hereunder, the Corporation shall, at the Time of Closing, pay to Regent a work fee of US$70,000 (the "**Work Fee**").

(d) As additional consideration for the performance of their obligations hereunder, the Corporation shall, at the Time of Closing, issue to the Agent, (in such name or names as the Agent may direct in writing) compensation options (the "**Compensation Options**") convertible for a two year period without additional

consideration, into that number of compensation warrants (the "**Compensation Warrants**") equal to 10% of the gross proceeds raised by the Agent from the sale of the Special Notes and Special Warrants divided by US$0.75 per share. Each Compensation Warrant will entitle the holder to purchase one common share of the Corporation at US$0.80 per share for a two year period from the date of issue. In the event the weighted average trading price of the Corporation's common shares on the Toronto Stock Exchange is more than US$2.00 for 20 consecutive trading days, the Corporation has the right to cause the exercise of the Compensation Warrants into common shares.

3. **Covenants and Certification of the Agent**

The Agent covenants with the Corporation that it:

(a) will conduct activities and shall cause the selling agents to conduct their activities in connection with arranging for purchasers of the Offered Securities in compliance with the Applicable Securities Laws and will indemnify the Corporation from all losses incurred by it as a result of a violation by the Agent or any selling agent retained by it of such Applicable Securities Laws;

(b) will not deliver to any prospective Purchaser any document or material which constitutes an offering memorandum under Applicable Securities Laws;

(c) will not solicit offers to purchase or sell the Offered Securities so as to require registration thereof or filing of a prospectus with respect thereto or continuing obligations on the part of the Corporation under the laws of any jurisdiction including, without limitation, the United States or any state thereof, and not solicit offers to purchase or sell the Offered Securities in any jurisdiction outside of Canada and the United States where the solicitation or sale of the Offered Securities would result in any statutory ongoing disclosure requirements in such jurisdiction or any registration requirements in such jurisdiction on the part of the Corporation except for the filing of a notice or report of the solicitation or sale;

(d) will obtain from each Purchaser an executed Subscription Agreement in a form reasonably acceptable to the Corporation and to the Agent relating to the transactions herein contemplated, together with all documentation as may be necessary in connection with subscriptions for Offered Securities;

(e) will refrain from any form of general advertising or any form of general solicitation in connection with the Offering including in (A) printed media of general and regular circulation or any similar medium, (B) radio, (C) television, or (D) electronic media or conduct any seminar or meeting concerning the offer and sale of the Offered Securities whose attendees have been invited by any form of general solicitation or general advertising, and not make use of any green sheet or other internal marketing document without the consent of the Corporation, such consent to be promptly considered and not to be unreasonably withheld;

(f) will comply with, and ensure that it and its selling agents and it and its respective directors, officers, employees and affiliates comply with all Applicable Securities Laws and the terms and conditions set forth in this Agreement;

(g) certifies to the Corporation (and acknowledges that the Corporation is relying thereon) that the Agent, and (if applicable) others for whom they are contracting hereunder, are resident or otherwise subject to the securities legislation of the Province of Ontario and can avail themselves of the relevant Private Placement Exemptions available under the applicable securities legislation in such province;

(h) all offers and sales of the Offered Securities during the Distribution Compliance Period, as defined below, shall be made only in accordance with the provisions of Sections 903 or 904 of Regulation S promulgated pursuant to the U.S. Securities Act or pursuant to an available exemption from the registration requirements of the U.S. Securities Act (the "**Distribution Compliance Period**" is the period commencing upon the later of (i) when the Offered Securities are first offered to persons other than Agent in reliance on Regulation S promulgated pursuant to the U.S. Securities Act or (ii) the date of closing of the Offering and ending one-year from such date except that all offers and sales by the Agent shall be deemed to occur during the Distribution Compliance Period); and

(i) will not engage in hedging transactions with regard to the Offered Securities during the Distribution Compliance Period, as defined in clause (h) above, unless in compliance with the U.S. Securities Act.

4. **Representations and Warranties of the Corporation**

The Corporation hereby represents and warrants to and with the Agent (on its own behalf and on behalf of each of the Purchasers) that as at the date hereof:

(a) the Corporation and each Subsidiary has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite power and authority necessary to, and is qualified to, carry on its business as now conducted, and to own or lease its properties and assets in all jurisdictions in which it currently carries on business and/or owns or leases its properties and assets; and the Corporation has all required corporate power and authority to create, issue and sell the Offered Securities and the Compensation Warrants, to enter into this Agreement and the Subscription Agreements and to carry out the provisions of each of such agreements;

(b) the authorized capital of the Corporation consists of an unlimited number of Common Shares of which, as of November 1, 2004, 79,632,189 Common Shares are issued and outstanding as fully paid and non-assessable shares in the capital of the Corporation;

(c) the Corporation has no subsidiaries other than the Subsidiaries listed in **Schedule "C"** and the Corporation beneficially owns, directly or indirectly, the percentage indicated of all the issued and outstanding shares in the capital of each Subsidiary

free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances, claims or demands of any kind whatsoever except the security interest in favour of Standard Bank London Limited in the shares held indirectly by the Corporation in Florida Canyon Mining, Inc., all of such shares have been duly authorized and validly issued and are outstanding as fully-paid and non-assessable shares and no person has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option, for the purchase from the Corporation of any interest in any of such shares or for the issue or allotment of any unissued shares in the capital of any Subsidiary or any other security convertible into or exchangeable for any such shares;

(d) the Corporation does not have any Significant Interest Companies other than the Subsidiaries;

(e) no order prohibiting the sale of the Offered Securities or the issuance of the Compensation Options has been issued and no proceedings for such purpose are pending or, to the knowledge of the Corporation, threatened;

(f) no person, firm or corporation, as of the date hereof, has any agreement or option, or any right or privilege (whether pre-emptive or contractual) capable of becoming an agreement or option, for the purchase, subscription or issuance of any securities of the Corporation, other than as set out in **Schedule "D"**;

(g) other than as disclosed in **Schedule "D"**, each of the Corporation and the Subsidiaries has conducted and is conducting its business in compliance in all material respects with all applicable laws and regulations of each jurisdiction in which it carries on business (including, without limitation, all applicable Canadian federal, provincial, municipal and local environmental, anti-pollution and licensing laws, regulations and other lawful requirements of any governmental or regulatory body, including, but not limited to relevant exploration and exploitation permits and concessions) and has not received a notice of non-compliance, nor knows of, nor has reasonable grounds to know of, any facts that could give rise to a notice of non-compliance with any such laws, regulations or permits which would have a material adverse effect on the Corporation or the Subsidiaries;

(h) except as qualified in the Disclosure Documents, the Corporation or a Subsidiary is the beneficial owner of the properties, business and assets or the interests in the properties, business or assets referred to as owned by it in the Disclosure Documents, all agreements under which the Corporation or a Subsidiary holds an interest in a property, business or asset are in good standing according to their terms except where the failure to be in such good standing does not and will not have a material adverse effect on the Corporation (on a consolidated basis) or its properties, business or assets, and the Disclosure Documents were as at the respective dates thereof true and correct in all material respects concerning the Corporation and the Subsidiaries, and contained no misrepresentations;

(i) all information which has been prepared by the Corporation relating to the Corporation and the Subsidiaries and their business, property and liabilities and either publicly disclosed or provided to the Agent, including all financial, marketing and operational information provided to the Agent is, as of the date of such information, true and correct in all material respects, and no fact or facts have been omitted therefrom which would make such information materially misleading;

(j) the Corporation has, and to the best of the Corporation's knowledge the directors and officers of the Corporation have, answered every question or inquiry of the Agent and their counsel in connection with the Agent's due diligence investigations fully and truthfully;

(k) the Corporation is not aware of any legislation, or proposed legislation (published by a legislative body), which it anticipates will materially and adversely affect the business, affairs, operations, assets or liabilities (contingent or otherwise) of the Corporation and the Subsidiaries, considered as a whole;

(l) the Corporation and each Subsidiary has obtained all certificates, authorizations, permits or licences necessary to conduct the business now owned or operated by it and the Corporation has not received any notice of proceedings relating to the revocation or modification of any material certificate, authority, permit or license necessary which, if the subject of an unfavourable decision, ruling or finding would materially and adversely affect the conduct of the business, operations, financial condition or income of the Corporation (on a consolidated basis);

(m) the execution and delivery of this Agreement and the Subscription Agreements and the performance of the transactions contemplated thereunder does not and will not:

(i) require the consent, approval, authorization, registration or qualification of or with any governmental authority, stock exchange, securities regulatory authority or other third party, except: (i) such as have been obtained; or (ii) such as may be required under the applicable by-laws, policies, regulations and prescribed forms of the Exchange and the AMEX;

(ii) result in a breach of or default under, nor create a state of facts which, after notice or lapse of time or both, would result in a breach of or default under, nor conflict with:

(A) any of the terms, conditions or provisions of the constating documents or resolutions of the shareholders, directors or any committee of directors of the Corporation or any Subsidiary or any material indenture, agreement or instrument to which the Corporation or any Subsidiary is a party or by which it or they are contractually bound; or

(B) any statute, rule, regulation or law applicable to the Corporation, or the Subsidiaries including, without limitation, the Applicable Securities Laws of the Offering Jurisdictions, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Corporation or the Subsidiaries; or

(C) any material mortgage, note, indenture, contract, agreement (written or oral), instrument, lease or other document to which the Corporation or any Subsidiary is a party or by which the Corporation or any Subsidiary or a material portion of the assets of the Corporation or any Subsidiary are bound (a "**Material Agreement**"), or any judgment, decree, order, statute, rule or regulation applicable to any of them; and

(iii) except as encumbered hereby, only, give rise to any lien, charge or claim in or with respect to the properties or assets now owned or hereafter acquired by the Corporation or any Subsidiary or the acceleration of or the maturity of any debt under any indenture, mortgage, lease, agreement or instrument binding or affecting any of them or any of their properties;

(n) the auditors of the Corporation are independent public accountants as required by the Applicable Securities Laws and there has never been any reportable disagreement (within the meaning of National Instrument 51-102 – *Continuous Disclosure* with the present or any former auditor of the Corporation;

(o) the Corporation and each Subsidiary has filed all federal, provincial, territorial, state, local and foreign tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not have a material adverse effect on the assets and properties, business, results of operations or condition (financial or otherwise) of the Corporation) on a consolidated basis and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith;

(p) the Corporation and each Subsidiary has established on its books and records reserves that are adequate for the payment of all taxes not yet due and payable and there are no liens for taxes on the assets of the Corporation or any Subsidiary and there are no audits known by the Corporation's management to be pending of the tax returns of the Corporation or any Subsidiary (whether federal, state, provincial, territorial, local or foreign) and there are no claims which have been or may be asserted relating to any such tax returns, which audits and claims, if determined adversely, would result in the assertion by any governmental agency of any deficiency that would have a material adverse effect on the assets or properties, business, results of operations or condition (financial or otherwise) of the Corporation (on a consolidated basis);

(q) no domestic or foreign taxation authority has asserted or, to the best of the Corporation's knowledge, threatened to assert any assessment, claim or liability for taxes due or to become due in connection with any review or examination of the tax returns of the Corporation or each Subsidiary (including, without limitation, any predecessor companies) filed for any year which would have a material adverse effect on the assets or properties, business, results of operations or condition (financial or otherwise) of the Corporation (on a consolidated basis);

(r) the Corporation and each Subsidiary maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(s) neither the Corporation nor, to the best of the Corporation's knowledge, any other party is in material default in the observance or performance of any term or obligation to be performed by it under any of the Material Agreements and no event has occurred which with notice or lapse of time or both would constitute such a default, in any such case which default or event would have a material adverse effect on the assets or properties, business, results of operations or condition (financial or otherwise) of the Corporation (on a consolidated basis);

(t) at the Time of Closing on the Closing Date, the Corporation will have filed all documents, taken all proceedings and obtained all regulatory consents necessary as a precondition to the sale of the Offered Securities and the issuance of the Compensation Option hereunder;

(u) this Agreement, the Subscription Agreements and the Compensation Warrants shall be, by the Time of Closing, duly authorized, executed and delivered by the Corporation and shall be legal, valid and binding obligations of the Corporation, enforceable in accordance with their terms (except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally, (ii) general equitable principles or (iii) limitations under applicable law in respect of rights of indemnity, contribution and waiver of contribution);

(v) the attributes of the Compensation Option will conform in all material respects with the description thereof contained in the Subscription Agreements;

(w) at the Time of Closing: (i) the creation and issuance of the Offered Securities will have been validly authorized and issued; (ii) the creation and issuance of the Compensation Option will have been validly authorized and issued; (iii) upon the exercise of the Special Notes, in accordance with the provisions thereof, the

Series B Debentures and Special Note Warrants will have been validly authorized and issued; (iv) upon the exercise of the Special Warrants in accordance with the provisions thereof, the Unit Shares and Unit Warrants will have been validly authorized and issued, and the Unit Shares will have been conditionally allotted for issuance by the Corporation as fully paid and non-assessable Common Shares of the Corporation, and will not have been issued in violation of or subject to any pre-emptive rights or other contractual rights to purchase securities issued by the Corporation; (v) upon the exercise of the Compensation Option in accordance with the provisions thereof the Compensation Warrants will have been validly authorized and issued; (vi) upon the exercise of the Compensation Warrants in accordance with the provisions thereof, the Compensation Shares will have been validly authorized and conditionally allotted for issuance by the Corporation as fully paid and non-assessable Common Shares of the Corporation, and will not have been issued in violation of or subject to any pre-emptive rights or other contractual rights to purchase securities issued by the Corporation; and (vii) upon the exercise of the Special Note Warrants and the Unit Warrants in accordance with the provisions thereof, the Special Note Shares and the Unit Shares will have been validly authorized and conditionally allotted for issuance by the Corporation as fully paid and non-assessable Common Shares of the Corporation, and will not have been issued in violation of or subject to any pre-emptive rights or other contractual rights to purchase securities issued by the Corporation;

(x) other than the Agent, there is no person acting or purporting to act at the request of the Corporation, who is entitled to any brokerage or agency fee in connection with the transactions contemplated herein and in the event any person acting or purporting to act for the Corporation establishes a claim for any such fee from the Agent, the Corporation covenants to indemnify and hold harmless the Agent with respect thereto and with respect to all costs reasonably incurred in the defence thereof;

(y) the minute books and corporate records of the Corporation and each Subsidiary made available to the Agent in connection with their due diligence investigations of the Corporation for the periods from the dates of their incorporation to the date of examination thereof contain all proceedings (or certified copies thereof) of the shareholders, the board of directors and all committees of the board of directors of the Corporation or such Subsidiary, as the case may be, and there have been no other meetings, resolutions or proceedings of the shareholders, board of directors or any committee of the board of directors of the Corporation or such Subsidiary, as the case may be, to the date of review of such corporate records and minute books not reflected in such minute books and other records;

(z) there is not, in the constating documents or by-laws of the Corporation or any Subsidiary or in any agreement, mortgage, note, debenture, indenture or other instrument or document to which the Corporation or any Subsidiary is a party, any restriction upon or impediment to the declaration or payment of dividends by the directors of the Corporation or the payment of dividends by the Corporation to the holders of its Common Shares;

(aa) the audited annual financial statements of the Corporation (the "**Financial Statements**") (i) have been prepared in accordance with generally accepted accounting principles in Canada consistently applied throughout the period referred to therein, (ii) present fairly, in all material respects, the financial position (including the assets and liabilities, whether absolute, contingent or otherwise) of the Corporation as at such dates and results of operations of the Corporation for the periods then ended, and (iii) contain and reflect adequate provision or allowance for all reasonably anticipated liabilities, expenses and losses of the Corporation and there has been no change in accounting policies or practices of the Corporation since the dates of such Financial Statements;

(bb) there are no actions, suits, proceedings or inquiries pending or to the Corporation's knowledge threatened against or affecting the Corporation or any Subsidiary at law or in equity or before or by any federal, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality which in any way materially adversely affect, or may in any way materially adversely affect, the business, operations or condition (financial or otherwise) of the Corporation (on a consolidated basis) or its properties or assets or which affects or may affect the distribution of the Offered Securities, the Compensation Option or the Common Shares issuable upon the exercise of the securities underlying the Offered Securities or upon the exercise of the Compensation Warrants;

(cc) except as disclosed in the Disclosure Documents and as set out in **Schedule "E"**, none of the directors or officers of the Corporation, any holder of more than ten per cent of any class of shares of the Corporation, or any associate or affiliate of any of the foregoing persons or companies (as such terms are defined in the *Securities Act* (Ontario)), has any material interest, direct or indirect, in any material transaction within the previous two years or any proposed material transaction which, as the case may be, materially affected, is material to or will materially affect the Corporation or any Subsidiary;

(dd) there are approximately 390 employees of the Corporation and its Subsidiaries and each of the Corporation and the Subsidiaries is in compliance with all laws respecting employment and employment practices;

(ee) the Corporation and/or its Subsidiaries has full and proper title, free and clear of all defects of title and liens to the mineral licences, concessions and properties in connection with all of its properties and/or projects, including, but not limited to, the Black Fox Project in Matheson, Ontario, Canada, other than the Permitted Encumbrances set out in **Schedule "F"**;

(ff) the Corporation and the Subsidiaries are not in violation of, or in default in any material respect under, the applicable statutes, ordinances, rules, regulations, orders or decrees of any governmental entities, regulatory agencies or bodies having, asserting or claiming jurisdiction over it or over any part of its respective operations or assets, including, but not limited to, the Black Fox Project in

Matheson, Ontario, Canada, other than the Permitted Encumbrances set out in **Schedule "F"**;

(gg) other than in compliance with applicable law and as disclosed in **Schedule "D"**, neither the Corporation nor any Subsidiary has used any of its property or facilities to generate, manufacture, process, distribute, use, treat, store, dispose of, transport or handle any pollutants, contaminants, chemicals or industrial toxic or hazardous waste or substances ("**Hazardous Substances**");

(hh) other than as disclosed in **Schedule "D"**, neither the Corporation nor any Subsidiary has caused or permitted the release, in any manner whatsoever, of any Hazardous Substances on or from any of its properties or assets or any such release on or from a facility owned or operated by third parties but with respect to which the Corporation or any Subsidiary is or may reasonably be alleged to have material liability or has received any notice that it is potentially responsible for a federal, provincial, municipal or local clean-up site or corrective action under any applicable laws, statutes, ordinances, by-laws, regulations or any orders, directions or decisions rendered by any ministry, department or administrative regulatory agency relating to the protection of the environment, occupational health and safety or otherwise relating to dealing with Hazardous Substances;

(ii) the Corporation and each of the Subsidiaries is insured against such losses and risks and in such amount as are customary in the business in which it is engaged. All policies of insurance insuring the Corporation or any of the Subsidiaries or any of their respective businesses, assets, employees, officers and directors are in full force and effect, and each of the Corporation and its Subsidiaries is in compliance with the terms of such policies in all material respects. There are no claims by the Corporation or any of the Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause;

(jj) subject to the accuracy of the representations and warranties of the Purchasers and the Agent, the offer, sale and issuance of the Offered Securities as contemplated by this Agreement are exempt from the registration requirements of the U.S. Securities Act, from the registration or qualifications requirements of the state securities or "blue sky" laws and regulations of any applicable state, other than New York, or other applicable jurisdiction and all other Applicable Securities Laws;

(kk) the Corporation's shares of common stock are quoted for trading on AMEX and the Exchange;

(ll) no order ceasing, halting or suspending trading in securities of the Corporation nor prohibiting the sale of such securities has been issued to and is outstanding against the Corporation or its directors, officers or promoters, and, to the best of the Corporation knowledge, no investigations or proceedings for such purposes are pending or threatened;

(mm) neither the Corporation nor any subsidiary thereof will have taken any action which would be reasonably expected to result in the delisting or suspension of quotation of the Corporation's shares of common stock on or from the AMEX or the Exchange and the Corporation will have complied, in all material respects, with the rules and regulations of eligibility on AMEX and the Exchange;

(nn) the Corporation is a "reporting issuer" under section 12 of the Securities Exchange Act of 1934, as amended (the **"1934 Act"**) and is not in default of any of the requirements of the 1934 Act;

(oo) as of their respective filing dates, each report, schedule, registration statement and proxy filed by the Corporation with the SEC (each, an **"SEC Report"** and collectively, the **"SEC Reports"**) (and if any SEC Report filed prior to the date of this Agreement was amended or superseded by a filing prior to the date of this Agreement, then also on the date of filing of such amendment or superseding filing), (i) where required, were prepared in all material respects in accordance with the requirements of the U.S. Securities Act, or the 1934 Act, as the case may be, and the rules and regulations promulgated under such Acts applicable to such SEC Reports, (ii) did not contain any untrue statements of a material fact and did not omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (iii) are all the forms, reports and documents required to be filed by the Corporation with the SEC since the Corporation commenced filing reports with the SEC. The Corporation's subsidiaries are not required to file any reports or other documents with the SEC. Each set of audited consolidated financial statements and unaudited interim financial statements of the Corporation (including any notes thereto) included in the SEC Reports (i) complies as to form in all material respects with the published rules and regulations of the SEC with respect thereto, and (ii) has been prepared in accordance with Canadian generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present, in all material respects, the financial position of the Corporation as of the dates thereof and the results of its operations and cash flows for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end adjustments which were not or are not expected to be material in amount. To the Corporation's knowledge, no events or other factual matters exist which would require the Corporation to file any amendments or modifications to any SEC Reports which have not yet been filed with the SEC but which are required to be filed with the SEC pursuant to the U.S. Securities Act or the 1934 Act; and

(pp) each SEC Report containing financial statements that has been filed with or submitted to the SEC since July 31, 2002, was accompanied by the certifications required to be filed or submitted by the Corporation's chief executive officer and chief financial officer pursuant to the Sarbanes-Oxley Act of 2002 (the **"Sarbanes-Oxley Act"**); at the time of filing or submission of each such certification, such certification was true and accurate and complied with the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder; such

certifications contain no qualifications or exceptions to the matters certified therein and have not been modified or withdrawn; and neither the Corporation nor any of its officers has received notice from any governmental entity questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certification.

The Corporation acknowledges that the Agent and each of the Purchasers are relying upon such representations and warranties.

5. **Covenants of the Corporation**

The Corporation hereby covenants to and with the Agent (on the Agent's behalf and on behalf of the Purchasers) that:

(a) the Corporation will use all reasonable efforts to maintain its status as a reporting issuer not in default in each of the Offering Jurisdictions in which it is a reporting issuer or equivalent for a period of six-years from the Closing Date;

(b) the Corporation will use all reasonable efforts to maintain the listing of the Common Shares on the Exchange and AMEX to the date which is six-years following the Closing Date and (i) will use all reasonable commercial efforts so that the Compensation Shares will be listed and posted for trading on the Exchange and AMEX upon their issue; and (ii) will use all reasonable commercial efforts so that the Underlying Shares will be listed and posted for trading on the Exchange and AMEX upon their issue;

(c) other than as contemplated herein, other than a proposed private placement of Series-C convertible debentures of the Corporation in the principal amount of US$1,000,000 (or the equivalent Canadian amount) by certain insiders of the Corporation, only, and other than the issue by the Corporation of up to 750,000 common shares for the purchase of a 9% interest in the July 29, 2002 "Contrato de Exploracion" among Guillermo Ibarra Valencia and Rosaura Sanchez de Ibarra and Minas de Argonautas, S. de R.L. de C.V., the Corporation will not, directly or indirectly, without the prior written consent of the Agent, which consent shall not be unreasonably withheld or delayed, issue, sell or grant any securities of the Corporation for a period commencing on the date hereof and ending three-months thereafter nor shall the Corporation publicly announce during such period the intention to do so, except for (i) the issuance of Common Shares in connection with the exercise of any currently outstanding stock options, warrants or other convertible securities, (ii) the issuance of Common Shares pursuant to the exercise of any Compensation Warrants, or (iii) the issuance of stock options in the normal course pursuant to the Corporation's stock option plan;

(d) the Corporation may issue, at a premium to the then prevailing market price on The Toronto Stock Exchange, "flow-through shares" as that term is defined in subsection 66(15) of the *Income Tax Act* (Canada) the gross proceeds of which shall to be used to incur Canadian Exploration Expenses (as defined in the *Income*

Tax Act (Canada)) at the Corporation's Black Fox property, together with any compensation securities issuable to agents or brokers, and if the Corporation conducts any such offering of "flow-though shares" of the Corporation within 12-months from Closing, in which case Regent will be invited to be co-lead manager or co-lead underwriter, with a portion of such offering of not less than 30%; and

(e) the Corporation shall, as soon as practicable, use all reasonable efforts to receive all necessary consents to the transactions contemplated herein.

6. **Conditions to Closing**

The following are conditions to the closing of the transactions involving the issuance and sale of the Offered Securities contemplated hereby, which conditions the Corporation covenants to exercise its reasonable best efforts to have fulfilled on or prior to the Time of Closing and which conditions may be waived in writing in whole or in part by the Agent:

(a) the Corporation will have made and/or obtained the necessary filings, approvals, consents and acceptances of the appropriate regulatory authorities required to be made or obtained by the Corporation in connection with the sale of the Offered Securities to the Purchasers prior to the Time of Closing as herein contemplated, it being understood that the Agent shall do all that is reasonably required to assist the Corporation to fulfil this condition;

(b) the Corporation's board of directors shall have authorized and approved the execution and delivery of this Agreement and the acceptance of the Subscription Agreements, the allotment, issuance and delivery of the Offered Securities, the creation and issuance of the Compensation Option, the creation and issuance of the Series B Debentures and the Special Note Warrants upon the exercise of the Special Notes, the allotment, issuance and delivery of the Unit Shares and the creation and issuance of the Unit Warrants upon the exercise of the Speical Warrants, the creation and issuance of the Compensation Warrants issuable upon the exercise of the Compensation Option, the allotment, issuance and delivery of the Compensation Shares issuable upon the exercise of the Compensation Warrants, the allotment, issuance and delivery of the Special Note Shares and Unit Shares issuable upon the exercise of the Special Note Warrants and Unit Warrants, and all matters relating thereto;

(c) the Corporation shall have accepted one or more Subscription Agreements with the Purchasers;

(d) the Agent shall have received an opinion, dated the Closing Date, of the Corporation's counsel (it being understood that such counsel may rely to the extent appropriate in the circumstances, (i) as to matters of fact, on certificates of the Corporation executed on its behalf by a senior officer of the Corporation and on certificates of the Transfer Agent, as to the issued capital of the Corporation; and (ii) as to matters of fact not independently established, on certificates of the Corporation's auditors or a public official) with respect to the following matters:

(i) as to the incorporation and subsistence of the Corporation and each Subsidiary under the laws of its governing jurisdiction and as to the corporate power of the Corporation to carry out its obligations under this Agreement and the Subscription Agreements, and to issue the Offered Securities, the Compensation Warrants, the Compensation Shares, the Special Note Warrants, Unit Warrants, Special Note Shares and the Unit Shares;

(ii) as to the authorized and issued capital of the Corporation;

(iii) that the Corporation is the registered holder of the percentage of the outstanding shares of each Subsidiary referred to in **subsection 4(c)** hereof;

(iv) that the Corporation has all requisite corporate power and authority under the laws of its jurisdiction of incorporation to carry on its business as presently carried on and to own its properties;

(v) that none of the execution and delivery of this Agreement and the Subscription Agreements, the performance by the Corporation of its obligations hereunder and thereunder, or the sale or issuance of the Offered Securities, the Compensation Warrants, the Compensation Shares, the Special Note Warrants, the Unit Warrants, Special Note Shares and the Unit Shares, will conflict with or result in any breach of the constating documents or by-laws of the Corporation;

(vi) that each of this Agreement and the Subscription Agreements, have been duly authorized and executed and delivered by the Corporation, and constitute a valid and legally binding obligation of the Corporation enforceable against it in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, liquidation, reorganization, moratorium or similar laws affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought, and the qualification that the enforceability of rights of indemnity and contribution may be limited by applicable law;

(vii) that the Offered Securities have been validly issued by the Corporation;

(viii) that the Compensation Option has been duly and validly created and issued;

(ix) that the Compensation Warrants have been authorized and allotted for issuance upon the due exercise of the Compensation Option;

(x) that the Compensation Shares have been authorized and allotted for issuance upon the due exercise of the Compensation Warrants in

accordance with the provisions thereof, will be validly issued as fully paid and non-assessable securities in the capital of the Corporation;

(xi) that the Series B Debentures and Special Note Warrants have been authorized and allotted for issuance upon the due exercise of the Special Notes in accordance with the provisions thereof;

(xii) that the Unit Shares and the Unit Warrants have been authorized and allotted for issuance upon the due exercise of the Special Warrants, in accordance with the provisions thereof and the Unit Shares will be validly issued as fully paid and non-assessable securities in the capital of the Corporation;

(xiii) that the Debenture Common Shares have been authorized and allotted for issuance upon the due exercise of the Series B Debenture in accordance with the provisions thereof, will be validly issued as fully paid and non-assessable securities in the capital of the Corporation

(xiv) that the Special Note Shares and the Unit Shares have been authorized and allotted for issuance upon the due exercise of the Special Note Warrants and the Unit Warrants, as appropriate, in accordance with the provisions thereof, will be validly issued as fully paid and non-assessable securities in the capital of the Corporation;

(xv) that the issuance and sale by the Corporation of the Offered Securities to the Purchasers and the issuance by the Corporation of the Compensation Option to the Agent are exempt from the prospectus and registration requirements of Applicable Securities Laws and no documents are required to be filed (other than specified forms accompanied by requisite filing fees), proceedings taken or approvals, permits, consents or authorizations obtained under the Applicable Securities Laws to permit such issuance and sale;

(xvi) that the issuance of the Compensation Warrants, Series B Debentures, Debenture Common Shares, Special Note Warrants, Unit Warrants, Compensation Shares, Special Note Shares and the Unit Shares are exempt from the prospectus and registration requirements of Applicable Securities Laws subject to certain provisos and specified resale restrictions;

(xvii) that the Compensation Shares, Debenture Common Shares, Note Warrant Shares, the Unit Shares and the Unit Warrant Shares have been conditionally approved for listing on the Exchange;

(xviii) that the Common Shares of the Corporation are qualified investments for trusts governed by a registered retirement savings plan, a registered retirement income fund, a registered education savings plan or a deferred profit sharing plan under the Income Tax Act (Canada) (the "**Tax Act**")

and the regulation under the Tax Act and, based upon information provided by the Corporation, the common shares at the date of their issue will not constitute "foreign property" for purposes of the Tax Act for persons subject to tax under part XI of the Tax Act; and

(xix) as to such other matters as the Agent's legal counsel may reasonably request prior to the Time of Closing;

(e) the Agent shall have received a legal opinion addressed to the Agent from United States counsel for the Corporation, dated as of the Closing Date, in form and substance satisfactory to the Agent, acting reasonably, with respect to the initial sale of the Offered Securities by the Agent and the Corporation, the conversion of the Offered Securities, the exercise of the conversion rights of the Series B Debenture the exercise of the Special Note Warrants and the Unit Warrants, and the status of the Underlying Shares when issued;

(f) the Agent shall have received an incumbency certificate dated the Closing Date including specimen signatures of the President and Chief Executive Officer, the Chief Financial Officer and any other officer of the Corporation signing this Agreement or any document delivered hereunder;

(g) the Agent shall have received a certificate, dated the Closing Date, of the President and Chief Executive Officer and the Chief Financial Officer of the Corporation (or such other officer or officers of the Corporation acceptable to the Agent, acting reasonably), addressed to the Agent and its counsel to the effect that, to the best of their knowledge, information and belief, after due enquiry and without personal liability:

(i) the representations and warranties of the Corporation in this Agreement are true and correct in all material respects as if made at and as of the Time of Closing and the Corporation has performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied in all material respects at or prior to the Time of Closing;

(ii) no order, ruling or determination having the effect of suspending the sale or ceasing, suspending or restricting the trading of Common Shares in any of the Offering Jurisdictions has been issued or made by any stock exchange, securities commission or regulatory authority and is continuing in effect and no proceedings, investigations or enquiries for that purpose have been instituted or are pending;

(iii) the articles and by-laws of the Corporation delivered at Closing are full, true and correct copies, unamended, and in effect on the date thereof;

(iv) the minutes or other records of various proceedings and actions of the Corporation's board of directors relating to the Offering and delivered at Closing are full, true and correct copies thereof and have not been modified or rescinded as of the date thereof;

(v) since the date of the Letter Agreement, there has been no material adverse change in the business, affairs, operations, assets, liabilities or capital of the Corporation and the Subsidiaries taken as a whole; and

(vi) none of the documents filed with applicable securities regulatory authorities since December 31, 2001 contained a misrepresentation as at the time the relevant document was filed that has not since been corrected.

(h) the Underlying Shares shall have been approved for listing on the Exchange, subject only to the official notices of issuance and fulfilment of such other conditions of the Exchange as set out in the conditional listing letter;

(i) the Agent shall have conducted all due diligence inquiries and investigations and not identified any material adverse changes or misrepresentations or any items materially adversely affecting the Corporation's affairs which exist as of the date hereof but which have not been widely disseminated to the public; and

(j) the Agent shall have received certificates, issued under applicable provisions of the securities laws of the Offering Provincial Jurisdiction stating that the Corporation is not in default under the Applicable Securities Laws of such provinces, respectively.

It is understood that the Agent may waive in whole or in part or extend the time for compliance with any of such terms and conditions without prejudice to its rights in respect of any other of the foregoing terms and conditions or any subsequent breach or non-compliance, provided that to be binding on the Agent any such waiver or extension must be in writing and signed by it.

The Corporation agrees that the aforesaid legal opinions and certificates to be delivered at the Time of Closing will also be addressed to the Purchasers and that the Agent may deliver copies thereof to such persons and to any persons who purchase Offered Securities.

7. **Termination of Obligations**

If at any time before the Time of Closing:

(a) there shall have occurred any adverse material change (actual, intended, anticipated or threatened) or the Agent shall have discovered any previously undisclosed adverse material fact (determined by the Agent in its sole discretion) in relation to the Corporation or the Subsidiaries, taken as a whole, which, in the opinion of the Agent, prevents or restricts trading in or the distribution of the Offered Securities or adversely affects or would reasonably be expected to adversely affect the market price or value of the Common Shares;

(b) there shall have occurred any change in the applicable securities laws of any province of Canada or any inquiry, investigation or other proceeding is made or any order is issued under or pursuant to any statute of Canada or any province thereof or any statute of the United States or any state thereof or any stock exchange in relation to the Corporation or any of its securities (except for any

inquiry, investigation or other proceeding based upon activities of the Agent and not upon activities of the Corporation) which, in the opinion of the Agent, prevents or restricts trading in or the distribution of the Offered Securities or adversely affects or would reasonably be expected to adversely affect the market price or value of the Common Shares;

(c) if there should develop, occur or come into effect or existence any event, action, state, condition or major financial occurrence or catastrophe, war or act of terrorism of national or international consequence or any law or regulation which, in the reasonable opinion of the Agent, seriously adversely affects or involves, or will seriously adversely affect or involve, the financial markets or the business, operations or affairs of the Corporation and the Subsidiaries, taken as a whole;

(d) a cease trading order is made by any Securities Commission or other competent authority by reason of the fault of the Corporation or its respective directors, officers and agents and such cease trading order is not rescinded within 48-hours; or

(e) if the Corporation fails to obtain the approval of the Exchange for the conditional listing of any Underlying Shares,

the obligations of the Agent contained in this Agreement may be terminated by the Agent in their sole discretion.

Any termination pursuant to the foregoing provisions shall be effected by notice in writing delivered by the Agent to the Corporation at its address as herein set out. Notwithstanding the giving of any notice of termination hereunder, the expenses agreed to be paid by the Corporation shall be paid by the Corporation as herein provided and the obligations of the Corporation under **Sections 9, 10 and 11** hereof shall survive.

In the event of a termination pursuant to and in accordance with the provisions hereof and notice having been given, as aforesaid, there will be no further liability on the part of the Agent under this Agreement. The rights of the Agent to terminate their obligations hereunder are in addition to, and without prejudice to, any other remedies they may have.

8. Closing

The Closing will be completed at the offices of the Corporation's co-counsel, Fogler, Rubinoff LLP Barristers & Solicitors, Suite 4400, P.O. Box 95, Royal Trust Tower, Toronto-Dominion Centre, Toronto, Ontario M5K 1G8, or such other place or places as may be agreed upon by the Corporation and the Agent, at the Time of Closing, provided that if the Corporation has not been able to comply with any of the conditions set forth under **Section 6** "Conditions to Closing" prior to the Time of Closing, the Closing Date may be extended by mutual agreement of the Corporation and the Agent, failing which, the respective obligations of the parties will terminate without further liability or obligation except as set out under **Sections 9, 10 and 11** hereof.

At the Time of Closing, the Corporation shall deliver to the Agent:

(a) certificates, duly registered as the Agent may direct, representing the Offered Securities purchased;

(b) the requisite legal opinions and certificates as contemplated in **Section 6** hereof;

(c) a direction addressed to the Agent directing the Agent to pay the Gross Proceeds less the Agent Fees, the Work Fee and the reasonable out-of-pocket expenses of the Agent including the fees and disbursements of counsel to the Agent (including GST), respectively; and

(d) such further documentation as may be contemplated herein,

against payment of the purchase price for the Offered Securities by certified cheque, bank draft or other acceptable electronic means, to the Corporation as contemplated herein.

All representations and warranties contained herein and all of the covenants and agreements of the Corporation herein, to the extent that they are required to be performed on or before Closing, shall be construed as conditions and any breach or failure to comply with any thereof shall entitle the Agent, at its option, in addition to and not in lieu of any other remedies the Agent has in respect thereof, to terminate and cancel their obligations hereunder by written notice to that effect given to the Corporation prior to the Time of Closing on the Closing Date. It is understood that the Agent may waive in whole or in part or extend the time for compliance with any such terms and conditions without prejudice to their rights in respect of any other terms and conditions or any other or subsequent breach or non-compliance, provided that to be binding on the Agent any such waiver or extension must be in writing and signed by the Agent.

9. **Expenses**

Whether or not Closing occurs, the Corporation shall pay all costs and expenses of, or incidental to, the Offering, including, without limitation, the costs and filing fees with respect to the private placement of the Offered Securities, the listing of the Listed Shares on the Exchange, the cost of printing the certificates representing the Listed Shares, the cost of registration and delivery of such certificates, and the reasonable fees and expenses of each of the Corporation's auditors, legal counsel and local legal counsel in connection with the Offering. The reasonable fees and disbursements of the Agent's legal counsel (including GST) and the Agent's reasonable out-of-pocket expenses shall be paid at Closing by the Corporation to the Agent upon written advice from the Agent as to such costs and expenses in a form acceptable to the Corporation, acting reasonably.

In the event the Corporation withdraws from or terminates the Offering as the result of entering into an alternative financing arrangement or a proposed or contemplated merger, amalgamation, reorganization, plan of arrangement, take-over bid or other similar transaction involving the Corporation or a sale of all or substantially all of the assets of the Corporation (collectively, an "**Alternative Transaction**"), the Corporation will pay to the Agent the commission outlined above in **Section 2** that would be otherwise payable pursuant to the terms of this Agreement if the offering were for US$17,000,000.

10. **Indemnity**

The Corporation covenants and agrees to indemnify and save harmless the Agent and/or any of its affiliates and directors, officers, employees, shareholders and agents (collectively with the Agent's affiliates, "**Agent's Personnel**"), against any actions or claims (collectively, "**Claims**"), including actions by shareholders, and all related damages, liabilities and losses, other than lost profits or remuneration or other costs of personnel, and including any reasonable amount paid with the consent of the Corporation, not to be unreasonably withheld, to settle a Claim, related to or arising out of such engagement or such Agent's role in connection therewith, and will reimburse the Agent and any other party entitled to be indemnified hereunder for all expenses (other than remuneration or other cost of personnel, or expenses in the nature of overhead but including the fees of counsel to the Agent on a solicitor and client basis as set forth below) reasonably incurred by it or any such other indemnified party in connection with investigating, preparing or defending any such Claim, whether or not in connection with pending or threatened litigation to which it is a party. The Corporation will not be responsible for any Claims or expenses associated therewith which are finally judicially determined to have resulted from the willful misconduct, bad faith or gross negligence of any indemnified party hereunder. The Corporation also agrees that neither the Agent nor any of their affiliates, nor any officer, director, employee or agent of the Agent or any of its affiliates, nor any person controlling such Agent nor any of its affiliates, shall have any liability to the Corporation for or in connection with such engagement except as a result of such Agent's willful misconduct, bad faith or gross negligence. The foregoing agreement shall be in addition to any rights that the Agent or any indemnified party may have at common law or otherwise in connection with the transactions contemplated hereby including, without limitation, the following:

(a) any statement (other than a statement contained in and included in reliance upon and in conformity with written information furnished to the Corporation by the Agent relating to the Agent specifically for use therein) in any document filed by the Corporation or any predecessor thereto with the relevant securities regulatory authorities in Canada since December 31, 2001 including all press releases filed on SEDAR, which at the time and in the light of the circumstances under which it was made contains or is alleged to contain a misrepresentation;

(b) the omission or alleged omission to state in any certificate of the Corporation or of any officers of the Corporation delivered hereunder or pursuant hereto any material fact (other than a material fact omitted in reliance upon and in conformity with written information furnished to the Corporation by the Agent relating to the Agent specifically for use therein) required to be stated therein where such omission or alleged omission constitutes or is alleged to constitute a misrepresentation;

(c) any order made or any inquiry, investigation or proceeding commenced or threatened by any securities regulatory authority, stock exchange or by any other competent authority based upon any failure or alleged failure to comply with applicable securities laws (other than any failure or alleged failure to comply by the Agent) preventing and restricting the trading in or the sale of the Offered Securities in the provinces of Canada or in the United States or any state thereof;

(d) the non-compliance or alleged non-compliance by the Corporation with any requirement of Applicable Securities Laws, including the Corporation's non-compliance with any statutory requirement to make any document available for inspection; or

(e) any breach of any representation, warranty or covenant of the Corporation contained herein or the failure of the Corporation to comply with any of its obligations hereunder,

and will reimburse the Agent promptly upon demand for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such losses, claims, damages, liabilities or actions in respect thereof, as incurred.

The Corporation shall not pursuant to this indemnity be obliged in any event to pay, as regards any particular Claim or series of related Claims, the fees and disbursements of more than one counsel in addition to those of its own counsel.

The Agent covenant and agree that each shall use its reasonable efforts to co-operate fully with the Corporation in the investigation and defence of any Claim or potential Claim and to cause any other Indemnified Party to so cooperate.

Promptly after receipt by the Agent or any other indemnified party of notice of or the communication of any Claim or of any fact which reasonably might give rise to any Claim, the Agent or such other party shall notify the Corporation in writing of such Claim or facts and the Corporation shall assume the investigation and defence or contestation thereof and shall employ counsel satisfactory to the Agent, acting reasonably, and neither the Agent nor such other party shall incur any expense as regards such Claim or facts, including any investigation for which the Corporation would be liable to indemnify without the Corporation's prior written consent which shall not be unreasonably withheld. Notwithstanding the preceding sentence the Agent will be entitled to employ counsel separate from counsel to the Corporation or to any other party in such action if the Agent, acting reasonably, determines that a conflict of interest exists which makes representations by counsel chosen by the Corporation not advisable or that it is likely that such a conflict of interest will develop.

The Corporation shall not, without the prior written consent of the Agent, which shall not be unreasonably withheld, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Agent or any Agent's Personnel are a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of the Agent and all Agent's Personnel from all liability arising out of such claim, action, suit or proceeding.

Notwithstanding the foregoing, an indemnifying party shall not be liable for the settlement of any claim or action in respect of which indemnity may be sought hereunder effected without its written consent, which consent shall not be unreasonably withheld.

If any matter or thing contemplated by this section shall be asserted against any person in respect of which indemnification is or might reasonably be considered to be provided, such person (the

"Indemnified Party") will notify the Corporation as soon as possible and in any event on a timely basis, of the nature of such claim and the Corporation shall be entitled (but not required) to assume the defence of any suit brought to enforce such claim; provided, however, that the defence shall be through legal counsel acceptable to the Indemnified Party, acting reasonably, and that no settlement may be made by the Corporation or the Indemnified Party without the prior written consent of the other.

To the extent that any Indemnified Party is not a party to this Agreement, the Agent shall obtain and hold the right and benefit of the indemnity provisions hereunder in trust for and on behalf of such Indemnified Party.

11. **Contribution**

In the event that the indemnity provided for above is, for any reason, illegal or unenforceable as being contrary to public policy or for any other reason, each of the Agent and the Corporation shall contribute to the aggregate of all losses, claims, costs, damages, expenses or liabilities (including any legal or other expenses reasonably incurred by the Indemnified Party in connection with investigating or defending any action or claim which is the subject of this section but excluding loss of profits or consequential damages) of the nature provided for above such that the Agent shall be responsible for that portion represented by the percentage that the Agent Fees paid by the Corporation to the Agent bears to the Gross Proceeds realized from the sale of the Offered Securities and the Corporation shall be responsible for the balance, whether or not it has been sued, provided that, in no event, shall an Agent be responsible for any amount in excess of the amount of the Agent Fees actually received by it. In the event that the Corporation may be held to be entitled to contribution from the Agent under the provisions of any statute or law, the Corporation shall be limited to contribution in an amount not exceeding the lesser of: (i) the portion of the full amount of losses, claims, costs, damages, expenses and liabilities, giving rise to such contribution for which the Agent is responsible, as determined above, and (ii) the amount of the Agent Fees actually received by the Agent. Notwithstanding the foregoing, a party guilty of fraudulent misrepresentation shall not be entitled to contribution from the other party. Any party entitled to contribution will, promptly after receiving notice of commencement of any claim, action, suit or proceeding against such party in respect of which a claim for contribution may be made against the other party under this section, notify such party from whom contribution may be sought. In no case shall such party from whom contribution may be sought be liable under this Agreement unless such notice has been provided, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have otherwise than under this section.

The rights to indemnity and contribution provided in this Agreement shall be in addition and not in derogation of any other right to indemnity or contribution which the Agent or the Corporation may have by statute or otherwise by law.

12. **Action by Agent**

INTENTIONALLY DELETED.

13. **Right of First Refusal**

The Corporation hereby grants to Regent the right of first refusal to provide, for a period of 12-months after the Closing Date, the following services to the Corporation or any Subsidiary, if such services are required by the Corporation and/or its Subsidiaries:

(a) services as an equal co-lead manager or equal co-lead underwriter with BMO Nesbitt Burns Inc., as and if applicable, for all equity financings (whether private or public, or whether conducted in Canada or worldwide); and

(b) syndicate participation of no less than 30% in respect of such equity financings noted in **Section 13(a)** (above).

The rights of the Agent referred to in this **Section 13** hereof must be exercised by the Agent within seven-days of receipt of written notification from the Corporation that such services are required, which notice shall set out, in reasonably sufficient detail, the services required and the proposed terms of such services. If the Agent does not exercise such rights, the Corporation may retain a third party to provide such services but not on more favourable terms than those which were offered to the Agent. Any more favourable terms of such services must first be offered to the Agent before being offered to a third party. Further, if the Corporation engages the Agent pursuant to the provisions described in this **Section 13**, or if the Agent is required to execute any documents relating to an offering, the Corporation and the Agent, as the case may be, shall enter into one or more agreements with respect to such events in a form satisfactory to the parties, acting reasonably.

Any offering of flow-through common shares of the Corporation within 12-months of Closing will be governed by **Section 5(d)** of this Agreement.

14. **Notice**

Any notice or other communication to be given by delivery or by facsimile hereunder shall, in the case of notice to the Corporation, be addressed to the Corporation at the address appearing on page 1 of this Agreement, Attention: R. David Russell, Chief Executive Officer, Facsimile No.(720) 482-0957, and in the case of notice to the Agent:

Regent Mercantile Bancorp Inc.
105 Adelaide Street West
Suite 904
Toronto, Ontario M5H 1P9

Attention: J. Jay Jaski, Chairman & CEO
Facsimile No.: 416-865-9550; and

and if so given, shall be deemed to have been given and received upon receipt by the addressee or a responsible officer of the addressee if delivered, or one hour after being telecopied and receipt confirmed during normal business hours, as the case may be. Any party may, at any time, give notice in writing to the others in the manner provided for above of any change of address or facsimile number.

15. **Time of the Essence**

Time shall be of the essence of this Agreement and every part hereof.

16. **Further Assurances**

Each of the parties hereto shall cause to be done all such acts and things or execute or cause to be executed all such documents, agreements and other instruments as may reasonably be necessary or desirable for the purposes of carrying out the provisions and intent of this Agreement.

17. **Assignment**

Except as contemplated herein, no party hereto may assign this Agreement or any part hereof without the prior written consent of the other parties hereto. Subject to the foregoing, this agreement shall enure to the benefit of, and shall be binding upon, the Corporation and the Agent and its respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions contained in this Agreement, this Agreement and all conditions and provisions of this Agreement being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that the covenants and indemnities of the Corporation set out under the heading "Indemnity" shall also be for the benefit of the Agent's Personnel.

18. **Counterpart Provision**

This Agreement may be executed in any number of counterparts, each of which when delivered shall be deemed to be an original and all of which together shall constitute one and the same document.

19. **Entire Agreement**

The provisions herein contained constitute the entire agreement between the parties relating to the Offering and supersede all previous communications, representations, understandings and agreements between the parties including, but not limited to, the Letter Agreement, with respect to the subject matter hereof whether verbal or written.

20. **Governing Law**

This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

21. **Survival of Warranties, Representations, Covenants and Agreements**

All warranties, representations, covenants, indemnities and agreements of the Corporation herein contained or contained in documents submitted or required to be submitted pursuant to this Agreement shall survive the purchase by the Purchasers of the Offered Securities and shall continue in full force and effect for the benefit of the Agent for a period of two-years.

22. **Language**

The parties hereto confirm their express wish that this Agreement and all documents and agreements directly or indirectly relating thereto be drawn up in the English language.

Les parties reconnaissent leur volonté express que la présente convention ainsi que tous les documents et contrats s'y rattachant directement ou indirectement soient rédigés en anglais.

23. **Facsimile**

The Corporation and the Agent shall be entitled to rely on delivery by facsimile of an executed copy of this Agreement and acceptance by the Corporation and the Agent of that delivery shall be legally effective to create a valid and binding agreement between the Corporation and the Agent in accordance with the terms of this Agreement.

24. **Acceptance**

If this letter accurately reflects the terms of the transaction which we are to enter into and if such terms are agreed to by the Corporation, please communicate acceptance by executing where indicated below and returning a signed copy of this Agreement to the Agent.

Yours very truly,

REGENT MERCANTILE BANCORP INC.

Per: ______________________________
Name: J. Jay Jaski
Title: Chairman and CEO

The foregoing accurately reflects the terms of the transaction which we are to enter into and such terms are agreed to with effect as of the date provided at the top of the first page of this Agreement.

APOLLO GOLD CORPORATION

Per: ______________________________
Name: Melvyn Williams
Title: Senior Vice President Finance and Corporate Development

SCHEDULE A

Intentionally Omitted

SCHEDULE B

Intentionally Omitted

SCHEDULE C

Intentionally Omitted

SCHEDULE D

Intentionally Omitted

SCHEDULE E

Intentionally Omitted

SCHEDULE F

Intentionally Omitted

SCHEDULE G

Intentionally Omitted

SCHEDULE H

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of November 4, 2004 between Apollo Gold Corporation, a Yukon Territory corporation (the "Company") and Regent Mercantile Bancorp, Inc., an Ontario corporation ("Regent"), pursuant to the Agency Agreement between the Company and Regent, dated November 4, 2004 (the "Agency Agreement"). In order to induce Regent to enter into the Agency Agreement, the Company has agreed to provide the registration rights set forth in this Agreement.

The Company agrees with Regent, (i) for its benefit and (ii) for the benefit of the beneficial owners from time to time of the Compensation Option (as defined herein), and the beneficial owners from time to time of the Registrable Securities and Compensation Warrants (as defined herein) issuable upon conversion of the Compensation Option (each of the foregoing a "Holder" and together the "Holders"), as follows:

SECTION 1. Definitions. Capitalized terms used herein without definition shall have their respective meanings set forth in the Agency Agreement. In addition to the terms that are defined elsewhere in this Agreement, the following terms shall have the following meanings:

"Additional Amount" means Compensation Warrants equal to that number of common shares purchasable by an amount equal to 1% of the gross proceeds raised by Regent from the sale of the Special Notes (as defined in the Agency Agreement) and Special Warrants (as defined in the Agency Agreement) at US$0.75 per share, or securities into or for which such securities have been converted or exchanged, and any security issued with respect thereto upon any stock dividend, split, merger or similar event, for each Compensation Option, owned by the Holder.

"Affiliate", with respect to any specified person, has the meaning specified in Rule 144.

"Common Shares" means the Company's common shares, no par value.

"Company" has the meaning specified in the first paragraph of this Agreement.

"Compensation Option" means the Compensation Option to acquire Compensation Warrants of the Company, issued to Regent pursuant to the Agency Agreement.

"Compensation Warrants" means the warrants exercisable for Common Shares issued by the Company upon conversion of the Compensation Option or an Additional Amount.

"Deferral Notice" has the meaning specified in Section 3(d) hereof.

"Deferral Period" has the meaning specified in Section 3(d) hereof.

"Effectiveness Deadline Date" has the meaning specified in Section 2(a) hereof.

"Effectiveness Period" means the period commencing on the Issue Date and ending on the date that all Registrable Securities have ceased to be Registrable Securities.

"Exchange Act" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

"Filing Deadline Date" has the meaning specified in Section 2(a) hereof.

"Holder" has the meaning specified in the second paragraph of this Agreement.

"Initial Resale Registration Statement" has the meaning specified in Section 2(a) hereof.

"Issue Date" means November 4, 2004.

"Material Event" has the meaning specified in Section 3(d) hereof.

"Notice and Questionnaire" means a written notice delivered to the Company containing substantially the information called for by the Selling Securityholder Notice and Questionnaire attached as Annex A to this Agreement.

"Notice Holder" means on any date, any Holder that has delivered a Notice and Questionnaire to the Company on or prior to such date.

"Prospectus" means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 415 promulgated under the Securities Act), as amended or supplemented by any amendment or prospectus supplement, including post-effective amendments, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such Prospectus.

"Registrable Securities" means the Warrant Conversion Shares issued upon exercise of the Compensation Warrants issued upon exercise of the Compensation Option or issued as a portion of any Additional Amount and any security issued with respect thereto upon any stock dividend, split, merger or similar event until, in the case of any such security, the earlier of (i) the sale pursuant to Rule 144 under the Securities Act or a registration statement of all the Registrable Securities or (ii) the expiration of the holding period applicable thereto under Rule 144(k) were it not held by an Affiliate of the Company; provided that so long as Compensation Warrants are outstanding Registrable Securities shall be deemed to be outstanding.

"Registration Statement" means any registration statement of the Company that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such registration statement.

"Resale Registration Statement" has the meaning specified in Section 2(a) hereof.

"Rule 144" means Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar or successor rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

"SEC" means the United States Securities and Exchange Commission and any successor agency.

"Securities Act" means the United States Securities Act of 1933, as amended, and the rules and.

"Subsequent Resale Registration Statement" has the meaning specified in Section 2(b) hereof.

"Warrant Conversion Shares" means the Common Shares issuable upon exercise of the Compensation Warrants.

SECTION 2. Resale Registration.

(a) The Company shall prepare and file or cause to be prepared and filed with the SEC no later than a date which is thirty (30) days after the Issue Date (the "Filing Deadline Date") a Registration Statement (the "Initial Resale Registration Statement") registering the resale from time to time by Holders of all of the Registrable Securities (a "Resale Registration Statement"). The Initial Resale Registration Statement shall be on Form S-3 or another appropriate form permitting registration of such Registrable Securities for resale by such Holders in accordance with the methods of distribution set forth in the Initial Resale Registration Statement. The Company shall use its commercially reasonable efforts to cause the Initial Resale Registration Statement to be declared effective under the Securities Act no later than the date (the "Effectiveness Deadline Date") that is ninety (90) days (or, in the case of a full review by the SEC, one hundred and twenty (120) days) after the Issue Date, and to keep, subject to Section 3(d)(A) hereof, the Initial Resale Registration Statement (or any Subsequent Resale Registration Statement) continuously effective under the Securities Act until the expiration of the Effectiveness Period. Each Holder that became a Notice Holder on or prior to the date ten (10) Business Days prior to the time that the Initial Resale Registration Statement became effective shall be named as a selling security holder in the Initial Resale Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of Registrable Securities in accordance with applicable law (other than laws not generally applicable to all such Holders). Notwithstanding the foregoing, no Holder shall be entitled to have the Registrable Securities

held by it covered by such Resale Registration Statement unless such Holder has provided a Notice and Questionnaire in accordance with and in compliance with Section 4. The Company may permit any of its security holders to include any of the Company's securities in the Initial Resale Registration Statement or any Subsequent Resale Registration Statement.

(b) If the Initial Resale Registration Statement or any Subsequent Resale Registration Statement ceases to be effective for any reason at any time during the Effectiveness Period, the Company shall use its commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within thirty (30) days of such cessation of effectiveness amend the Resale Registration Statement in a manner reasonably expected by the Company to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional Resale Registration Statement covering all of the securities that as of the date of such filing are Registrable Securities (a "Subsequent Resale Registration Statement"). If a Subsequent Resale Registration Statement is filed, the Company shall use commercially reasonable efforts to cause the Subsequent Resale Registration Statement to become effective as promptly as is reasonably practicable after such filing or, if filed during a Deferral Period, after the expiration of such Deferral Period, and to keep such Registration Statement (or Subsequent Resale Registration Statement), subject to Section 3(d)(A) hereof, continuously effective until the end of the Effectiveness Period.

(c) The Company shall supplement and amend the Initial or any Subsequent Resale Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Resale Registration Statement, if required by the Securities Act.

(d) Each Holder of Registrable Securities agrees that if such Holder wishes to sell Registrable Securities pursuant to a Resale Registration Statement and related Prospectus, it will do so only in accordance with this Section 2(d), Section 3(d) and Section 4. Each Holder of Registrable Securities wishing to sell Registrable Securities pursuant to the Initial or any Subsequent Resale Registration Statement and related Prospectus agrees to deliver a Notice and Questionnaire to the Company at least five (5) business days prior to any intended distribution of Registrable Securities under the Resale Registration Statement. From and after the date the Initial Resale Registration Statement is declared effective, the Company shall, as promptly as is reasonably practicable after the date a fully completed and legible Notice and Questionnaire is received by the Company, (i) if required by applicable law, file with the SEC a post-effective amendment to the Resale Registration Statement or prepare and, if required by applicable law, file a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other document required by the SEC so that the Holder delivering such Notice and Questionnaire is named as a selling security holder in the Resale Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of the Registrable Securities in accordance with applicable law (other than laws not generally applicable to all Holders of Registrable Securities wishing to sell Registrable Securities pursuant to the Resale Registration Statement and related Prospectus) and using the manner of sale specified in the Notice and Questionnaire, and, if the Company shall file a post-effective amendment to the Resale Registration Statement, use

commercially reasonable efforts to cause such post-effective amendment to be declared effective under the Securities Act as promptly as is reasonably practicable; (ii) provide such Holder copies of any documents filed pursuant to Section 2(d)(i); and (iii) notify such Holder as promptly as is reasonably practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 2(d)(i); provided, that if such Notice and Questionnaire is delivered during a Deferral Period, the Company shall so inform the Holder delivering such Notice and Questionnaire and shall take the actions set forth in clauses (i), (ii) and (iii) above upon expiration of the Deferral Period in accordance with Section 3(d), provided, further, that if under applicable law the Company has more than one option as to the type or manner of making any such filing, the Company will make the required filing or filings in the manner or of a type that is reasonably expected to result in the earliest availability of the Prospectus for effecting resales of Registrable Securities. Notwithstanding anything contained herein to the contrary, the Company shall be under no obligation to name any Holder that is not a Notice Holder as a selling security holder in any Registration Statement or related Prospectus; provided, however, that any Holder that becomes a Notice Holder pursuant to the provisions of this Section 2(d) of this Agreement (whether or not such Holder was a Notice Holder at the time the Registration Statement was initially declared effective) shall be named as a selling security holder in the Registration Statement or related Prospectus subject to and in accordance with the requirements of this Section 2(d).

(e) If the Initial Resale Registration Statement has not been (i) filed with the SEC on or prior to the Filing Deadline Date or (ii) declared effective under the Securities Act on or prior to the Effectiveness Deadline Date, the Company agrees to issue the Additional Amount to Regent. Notwithstanding the foregoing, no Additional Amounts shall be paid to any Holder, if the Holder has received or is entitled to receive, pursuant to the Agency Agreement, additional Registrable Securities (or securities convertible into Registrable Securities) as a result of the Company's failure to clear a prospectus in the Offering Provincial Jurisdiction (as defined in the Agency Agreement) by December 20, 2004.

SECTION 3. Registration Procedures. In connection with the registration obligations of the Company under Section 2 hereof, the Company shall:

(a) Prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable period specified in Section 2(a); cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and use commercially reasonable efforts to comply with the provisions of the Securities Act applicable to it with respect to the disposition of all securities covered by such Registration Statement during the Effectiveness Period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or such Prospectus as so supplemented.

(b) The Company shall submit to the SEC, within two (2) Business Days after the Company learns that no review of a particular Registration Statement will be made by the staff of the SEC or that the staff has no further comments on a particular Registration

Statement, as the case may be, a request for acceleration of effectiveness of such Registration Statement to a time and date not later than 48 hours after the submission of such request.

(c) Use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction in which they have been qualified for sale, in either case at the earliest possible moment or, if any such order or suspension is made effective during any Deferral Period, at the earliest possible moment after the expiration of such Deferral Period.

(d) Upon (A) the issuance by the SEC of a stop order suspending the effectiveness of the Resale Registration Statement or the initiation of proceedings with respect to the Resale Registration Statement under Section 8(d) or 8(e) of the Securities Act, (B) the occurrence of any event or the existence of any fact (a "Material Event") as a result of which any Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any Prospectus shall contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (including, in any such case, as a result of the non-availability of financial statements), or (C) the occurrence or existence of any development, event, fact, situation or circumstance relating to the Company that, in the discretion of the Company, makes it appropriate to suspend the availability of the Resale Registration Statement and the related Prospectus, (i) in the case of clause (B) above, subject to the next sentence, as promptly as practicable prepare and file a post-effective amendment to such Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document that would be incorporated by reference into such Registration Statement and Prospectus so that such Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and such Prospectus does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, and, in the case of a post-effective amendment to a Registration Statement, subject to the next sentence, use commercially reasonable efforts to cause it to be declared effective as promptly as is reasonably practicable, and (ii) give notice (via facsimile, telephone or electronic mail followed by a written notice by first-class mail) to the Notice Holders that the availability of the Resale Registration Statement is suspended (a "Deferral Notice") and, upon receipt of any Deferral Notice, each Notice Holder agrees not to sell any Registrable Securities pursuant to the Registration Statement until such Notice Holder's receipt of copies of the supplemented or amended Prospectus provided for in clause (i) above, or until it is advised in writing by the Company that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. The Company will use commercially reasonable efforts to ensure that the use of the Prospectus may be resumed (x) in the case of clause (A) above, as promptly as is practicable, (y) in the case of clause (B) above, as soon as, in the sole reasonable judgment of the Company, public disclosure of such Material Event would not be prejudicial to or

contrary to the interests of the Company or, if necessary to avoid unreasonable burden or expense, as soon as reasonably practicable thereafter and (z) in the case of clause (C) above, as soon as, in the reasonable discretion of the Company, such suspension is no longer appropriate. The period during which the availability of the Registration Statement and any Prospectus is suspended (the "Deferral Period") is not to exceed (i) 20 consecutive days at any one time; (ii) 30 days in the aggregate in any three-month period; or (iii) 60 days in the aggregate during any 12-month period, or as otherwise required by applicable regulatory authority; provided that, the number of days the Company is required to keep the Registration Statement effective shall be extended by the number of days equal to the aggregate Deferral Period(s). The first day of any Deferral Period must be at least two (2) trading days after the last day of any prior Deferral Period.

(e) During the Effectiveness Period (except during such periods that a Deferral Notice is outstanding and has not been revoked), deliver to each Notice Holder in connection with any sale of Registrable Securities pursuant to a Registration Statement, without charge, as many copies of the Prospectus or Prospectuses relating to such Registrable Securities and any amendment or supplement thereto as such Notice Holder may reasonably request; and the Company hereby consents (except during such periods that a Deferral Notice is outstanding and has not been revoked) to the use of such Prospectus or each amendment or supplement thereto by each Notice Holder in connection with any offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto in the manner set forth therein.

(f) Subject to Section 3(d), prior to any public offering of the Registrable Securities pursuant to the Resale Registration Statement, use commercially reasonable efforts to register or qualify or cooperate with the Notice Holders in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Notice Holder reasonably requests in writing (which request may be included in the Notice and Questionnaire), it being agreed that no such registration or qualification will be made unless so requested; prior to any public offering of the Registrable Securities pursuant to the Resale Registration Statement, use commercially reasonable efforts to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period in connection with such Notice Holder's offer and sale of Registrable Securities pursuant to such registration or qualification (or exemption therefrom) and do any and all other acts or things necessary to enable the disposition in such jurisdictions of such Registrable Securities in the manner set forth in the relevant Registration Statement and the related Prospectus; <u>provided</u>, that the Company will not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it is not otherwise qualified or (ii) take any action that would subject it to general service of process in suits or to taxation in any such jurisdiction where it is not then so subject.

(g) Upon (i) the filing of the Initial Resale Registration Statement and (ii) the effectiveness of the Initial Resale Registration Statement, announce the same, in each case by press release or any other means of dissemination reasonably expected to make such information known publicly.

(h) The Company will use its commercially reasonable best efforts to file as soon as practicable following the Issue Date to file an application for listing of the Registrable Securities to obtain the listing of the Registrable Securities on the American Stock Exchange.

SECTION 4. Holder's Obligations. Each Holder agrees, by acquisition of the Registrable Securities, that no Holder of Registrable Securities shall be entitled to sell any of such Registrable Securities pursuant to a Registration Statement or to receive a Prospectus relating thereto, unless such Holder has furnished the Company with a Notice and Questionnaire as required pursuant to this Section 4 (including the information required to be included in such Notice and Questionnaire) and the information set forth in the next sentence. Each Holder of Registrable Securities wishing to sell Registrable Securities pursuant to the Initial or any Subsequent Resale Registration Statement and related Prospectus agrees to deliver a Notice and Questionnaire to the Company at least five (5) business days prior to the filing of the Initial Resale Registration Statement or Subsequent Resale Registration Statement. Each Notice Holder agrees promptly to furnish to the Company in writing all information required to be disclosed in order to make the information previously furnished to the Company by such Notice Holder not misleading, any other information regarding such Notice Holder and the distribution of such Registrable Securities as may be required to be disclosed in the Registration Statement under applicable law or pursuant to SEC comments and any information otherwise required by the Company to comply with applicable law or regulations. Each Holder further agrees, following termination of the Effectiveness Period, to notify the Company, within ten (10) Business Days of a request, of the amount of Registrable Securities sold pursuant to the Registration Statement and, in the absence of a response, the Company may assume that all of the Holder's Registrable Securities were so sold.

SECTION 5. Registration Expenses. The Company shall bear all fees and expenses incurred in connection with the performance by the Company of its obligations under Sections 2 and 3 of this Agreement whether or not any of the Registration Statements are declared effective. Such fees and expenses shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (x) with respect to filings required to be made with the American Stock Exchange and (y) of compliance with federal and state securities or Blue Sky laws to the extent such filings or compliance are required pursuant to this Agreement (including, without limitation, reasonable fees and disbursements of the counsel specified in the next sentence in connection with Blue Sky qualifications of the Registrable Securities under the laws of such jurisdictions as the Notice Holders of a majority of the Registrable Securities being sold pursuant to a Registration Statement may designate)), (ii) printing expenses, (iii) duplication expenses relating to copies of any Registration Statement or Prospectus delivered to any Holders hereunder, and (iv) fees and disbursements of counsel for the Company in connection with the Resale Registration Statement. In addition, the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of officers and employees performing legal or accounting duties), and its expenses for any annual audit, the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange on which the same securities of the Company are then listed and the fees and expenses of any person, including special experts, retained by the Company.

SECTION 6. Information Requirements. The Company covenants that, if at any time before the end of the Effectiveness Period the Company is not subject to the reporting requirements of the Exchange Act, it will cooperate with any Holder of Registrable Securities and take such further reasonable action as any Holder of Registrable Securities may reasonably request in writing (including, without limitation, making such reasonable representations as any such Holder may reasonably request), all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitations of Rule 144 and Rule 144A under the Securities Act and customarily taken in connection with sales pursuant to such exemptions. Upon the written request of any Holder of Registrable Securities, the Company shall deliver to such Holder a written statement as to whether it has complied with such filing requirements, unless such a statement has been included in the Company's most recent annual or quarterly report required to be filed and filed pursuant to Section 13 or Section 15(d) of the Exchange Act.

SECTION 7. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless each Holder of Registrable Securities covered by the Resale Registration Statement, the directors, officers, employees, Affiliates and agents of each such Holder and each person who controls any such Holder within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Resale Registration Statement or in any amendment thereof, in each case at the time such became effective under the Securities Act, or in any preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any preliminary Prospectus or the Prospectus, in the light of the circumstances under which they were made) not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the party claiming indemnification specifically for inclusion therein. This indemnity agreement shall be in addition to any liability that the Company may otherwise have.

(b) Each Holder of securities covered by the Resale Registration Statement severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Resale Registration Statement and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each such Holder,

but only with reference to written information relating to such Holder furnished to the Company by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement shall be acknowledged by each Notice Holder that is not a Subscriber in such Notice Holder's Notice and Questionnaire and shall be in addition to any liability that any such Notice Holder may otherwise have.

(c) Promptly after receipt by an indemnified party under this Section 7 or notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless such failure results in the forfeiture by the indemnifying party of substantial rights and defenses or otherwise materially prejudices the indemnifying party; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d) If the indemnification to which an indemnified party is entitled under this Section 7 is for any reason unavailable to or insufficient although applicable in accordance with its terms to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses

incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative fault of the Company on the one hand and the Holders of the Registrable Securities or Regent on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the holder of the Registrable Securities or Regent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7(d). The aggregate amount of losses, liabilities, claims, damages, and expenses incurred by an indemnified party and referred to above in this Section 7(d) shall be deemed to include any out-of-pocket legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, neither the Holder of any Registrable Securities nor Regent shall be required to indemnify or contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by such Holder of Registrable Securities or by Regent, as the case may be, and distributed to the public were offered to the public exceeds the amount of any damages that such Holder of Registrable Securities or Regent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7(d), each person, if any, who controls Regent or any Holder of Registrable Securities within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as Regent or such Holder, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

(e) The provisions of this Section 7 shall remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Company or any of

the indemnified persons referred to in this Section 7, and shall survive the sale by a Holder of Registrable Securities covered by the Resale Registration Statement.

SECTION 8. Miscellaneous

(a) No Conflicting Agreements. The Company is not, as of the date hereof, a party to, nor shall they, on or after the date of this Agreement, enter into, any agreement with respect to the Company's securities that conflicts with the rights granted to the Holders of Registrable Securities in this Agreement. The Company represents and warrants that the rights granted to the Holders of Registrable Securities hereunder do not in any way conflict with the rights granted to the holders of the Company's securities under any other agreements.

(b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of a majority of the then outstanding Registrable Securities constituting Common Shares (with Holders of Compensation Options or Compensation Warrants deemed to be the Holders, for purposes of this Section, of the number of outstanding Common Shares of Registrable Securities into which such Compensation Options or Common Warrants are or would be convertible or exchangeable as of the date on which such consent is requested). Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders of Registrable Securities may be given by Holders of at least a majority of the Registrable Securities being sold by such Holders pursuant to such Registration Statement; provided, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence. Each Holder of Registrable Securities outstanding at the time of any such amendment, modification, supplement, waiver or consent or thereafter shall be bound by any such amendment, modification, supplement, waiver or consent effected pursuant to this Section 8(b), whether or not any notice, writing or marking indicating such amendment, modification, supplement, waiver or consent appears on the Registrable Securities or is delivered to such Holder.

(c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, by telecopier, by courier guaranteeing overnight delivery or by first-class mail, return receipt requested, and shall be deemed given (i) when made, if made by hand delivery, (ii) upon confirmation, if made by telecopier, (iii) one (1) Business Day after being deposited with such courier, if made by overnight courier, or (iv) on the date indicated on the notice of receipt, if made by first-class mail, to the parties as follows:

if to a Notice Holder, at the most current address given by such Holder to the Company in a Notice and Questionnaire or any amendment thereto;

if to the Company, to:

> Apollo Gold, Inc.
> 4601 DTC Boulevard
> Suite 750
> Denver, Colorado 80237 U.S.A.
> Facsimile: (720) 482-0957
> Attention: Chief Financial Officer

with a copy to:

> Davis Graham & Stubbs LLP
> 1550 Seventeenth Street, Suite 500
> Denver, Colorado 80202
> Attention: Deborah J. Friedman, Esq.
> Facsimile No. (303) 893-1379

or to such other address as such person may have furnished to the other persons identified in this Section 8(c) in writing in accordance herewith.

(d) Approval of Holders. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its Affiliates (other than Regent or subsequent Holders of Registrable Securities if such subsequent Holders are deemed to be such Affiliates solely by reason of their holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

(e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto and, without requiring any express assignment, shall inure to the benefit of and be binding upon each Holder of any Registrable Securities, Compensation Warrants or Compensation Options; provided, that nothing herein shall be deemed to permit any assignment, transfer of other disposition of Registrable Securities, Compensation Warrants or Compensation Options in violation of the terms of the Agency Agreement. If any transferee of any Holder shall acquire Registrable Securities, Compensation Warrants or Compensation Options in any manner, whether by operation of law or otherwise, such Registrable Securities, Compensation Warrants or Compensation Options shall be subject to all of the terms of this Agreement and by taking and holding such Registrable Securities, Compensation Warrants or Compensation Options, such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement.

(f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be original and all of which taken together shall constitute one and the same agreement.

(g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(h) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF COLORADO.

(i) Severability. If any term, provision, covenant or restriction of this Agreement is held to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, and the parties hereto shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

(j) Entire Agreement. This Agreement is intended by the parties hereto as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and the registration rights granted by the Company with respect to the Registrable Securities. Except as provided in the Agency Agreement, there are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and undertakings among the parties hereto with respect to such registration rights.

(k) Termination. This Agreement and the obligations of the parties hereunder shall terminate upon the expiration of the Effectiveness Period.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date set forth in the preamble to this Agreement.

THE COMPANY

____
By: ______________________
Its: ______________________

REGENT MERCANTILE BANCORP, INC.

____
By: ______________________
Its: ______________________

ANNEX A

ANNEX A

FORM OF SELLING SECURITYHOLDER NOTICE AND QUESTIONNAIRE.

The undersigned beneficial owner (the "Selling Securityholder") of Registrable Securities hereby gives notice to the Company of its intention to sell or otherwise dispose of Registrable Securities beneficially owned by it and listed below in Item 3 (unless otherwise specified under such Item 3) pursuant to the Resale Registration Statement. The undersigned, by signing and returning this Notice and Questionnaire, understands that it will be bound by the terms and conditions of this Notice and Questionnaire and the Registration Rights Agreement.

Pursuant to the Registration Rights Agreement, the undersigned has agreed to indemnify and hold harmless the Company's directors and officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against certain losses arising in connection with statements concerning the undersigned made in the Company's Resale Registration Statement or the related prospectus in reliance upon the information provided in this Notice and Questionnaire.

If the Selling Securityholder transfers all or any portion of the Registrable Securities listed in Item 3 below after the date on which such information is provided to the Company, the Selling Securityholder agrees to notify the transferee(s) at the time of the transfer of its rights and obligations under this Notice and Questionnaire and the Registration Rights Agreement.

[*CONTINUED NEXT PAGE*]

QUESTIONNAIRE

Please respond to every item, even if your response is "none." If you need more space for any response, please attach additional sheets of paper. Please be sure to indicate your name and the number of the item being responded to on each such additional sheet of paper, and to sign each such additional sheet of paper before attaching it to this Questionnaire. Please note that you may be asked to answer additional questions depending on your responses to the following questions.

COMPLETED QUESTIONNAIRES SHOULD BE RETURNED TO APOLLO GOLD CORPORATION AS FOLLOWS:

1 COPY BY FACSIMILE TO FAX: (720) 482-0957

WITH THE ORIGINAL COPY TO FOLLOW TO:

APOLLO GOLD CORPORATION

4601 DTC BOULEVARD, SUITE 750, DENVER, CO 80237

ATTENTION: CHIEF FINANCIAL OFFICER

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate and complete:

1. Your Identity and Background as the Beneficial Owner of The Registrable Securities.

(a) Your full legal name:

____

(b) Your business address (including street address) (or residence if no business address), telephone number and facsimile number:

Address: ____

____

Telephone No.: ____

Fax No.: ____

(c) Are you a broker-dealer registered pursuant to Section 15 of the Exchange Act?

☐ Yes.

☐ No.

(d) If your response to Item 1(c) above is no, are you an "affiliate" of a broker-dealer registered pursuant to Section 15 of the Exchange Act?

☐ Yes.

☐ No.

For the purposes of this Item 1(d), an "affiliate" of a registered broker-dealer shall include any company that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such broker-dealer, and does not include any individuals employed by such broker-dealer or its affiliates.

(c) Full legal name of person through which you hold the Registrable Securities—(i.e. name of your broker, if applicable, through which your Registered Securities are held):

Name of broker::

Contact person:

Telephone No.:

2. Your Relationship With Apollo Gold Corporation

(a) Have you or any of your affiliates, officers, directors or principal equity holders (owners of 5% or more of the equity securities of the undersigned) held any position or office or have you had any other material relationship with Apollo Gold Corporation (or their respective predecessors or affiliates) within the past three years?

☐ Yes.

☐ No.

(b) If your response to Item 2(a) above is yes, please state the nature and duration of your relationship with Apollo Gold Corporation:

____

____

3. Your Interest in the Registrable Securities.

(a) State the number of such Registrable Securities beneficially owned by you.

____

(b) Other than as set forth in your response to Item 3(a) above, do you beneficially own any other securities of Apollo Gold Corporation?

☐ Yes.

☐ No.

(c) If your answer to Item 3(b) above is yes, state the type, the aggregate amount and CUSIP No. (if applicable) of such other securities of Apollo Gold Corporation beneficially owned by you:

Type: ____

Aggregate amount: ______________________________________

CUSIP No.: ____

(d) Did you acquire the securities listed in Item 3(a) above in the ordinary course of business?

☐ Yes.

☐ No.

(e) At the time of your purchase of the securities listed in Item 3(a) above, did you have any agreements or understandings, directly or indirectly, with any person to distribute the securities?

☐ Yes.

☐ No.

(f) If your response to Item 3(e) above is yes, please describe such agreements or understandings:

☐ Yes.

☐ No.

4. Nature of Your Beneficial Ownership.

(a) If the name of the beneficial owner of the Registrable Securities set forth in your response to Item 1(a) above is that of a limited partnership, state the names of the general partners of such limited partnership:

____

____

____

(b) With respect to each general partner listed in Item 4(a) above who is not a natural person, and is not publicly held, name each shareholder (or holder of partnership interests, if applicable) of such general partner. If any of these named shareholders are not natural persons or publicly held entities, please provide the same information. This process should be repeated until you reach natural persons or a publicly held entity.

____

____

____

(c) Name your controlling shareholder(s) (the "Controlling Entity"). If the Controlling Entity is not a natural person and is not a publicly held entity, name each shareholder of such Controlling Entity. If any of these named shareholders are not natural persons or publicly held entities, please provide the same information. This process should be repeated until you reach natural persons or a publicly held entity.

(A)(i) Full legal name of Controlling Entity(ies) or natural person(s) with who have sole or shared voting or dispositive power over the Registrable Securities:
Business address (including street address) (or residence if no business address), telephone number and facsimile number of such person(s):
Address: ______________________________
Telephone: ______________________________
Fax: ______________________________
Name of shareholder:;

____

____

(B)(i) Full legal name of Controlling Entity(ies):

____

Business address (including street address) (or residence if no business address), telephone number and facsimile number of such person(s):

Address: ____

Telephone: ____

Fax: ____

Name of shareholders: ____

If you need more space for this response, please attach additional sheets of paper. Please be sure to indicate your name and the number of the item being responded to on each such additional sheet of paper, and to sign each such additional sheet of paper before attaching it to this Questionnaire. Please note that you may be asked to answer additional questions depending on your responses to the following questions.

5. Plan of Distribution.

Except as set forth below, the undersigned (including its donees or pledgees) intends to distribute the Registrable Securities listed above in Item 3 pursuant to the Resale Registration Statement only as follows (if at all): Such Registrable Securities may be sold from time to time directly by the undersigned or, alternatively, through underwriters, broker-dealers or agents. If the Registrable Securities are sold through underwriters, broker-dealers or agents, the Selling Securityholder will be responsible for underwriting discounts or commissions or agents' commissions. Such Registrable Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. Such sales may be effected in transactions (which may involve block transactions) (i) on any national securities exchange or quotation service on which the Registrable Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, or (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market.